UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2020 (December 9, 2020)

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT 06902
(Address of principal executive offices, including zip code)

(203) 883-9490
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Board of Directors (the “Board”) of SpringWorks Therapeutics, Inc. (the “Company”) appointed Badreddin Edris, Ph.D., the Company’s current Chief Business Officer, to serve as the Company’s Chief Operating Officer and principal operating officer. In addition, the Board appointed L. Mary Smith, Ph.D., the Company’s current Senior Vice President, Clinical Research and Development, to serve as the Company’s Chief Development Officer. Each of the aforementioned appointments will become effective as of January 1, 2021.

Dr. Edris has served as the Company’s Chief Business Officer since September 2018 where he has led the company’s corporate strategy, business development and intellectual property efforts. Prior to joining the Company, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, a healthcare investment firm, from June 2014 to November 2018. During his tenure at OrbiMed, Dr. Edris focused on investing in private and public biopharmaceutical companies, and also co-founded and held operating roles at two OrbiMed portfolio companies, Silverback Therapeutics, Inc., where he was Chief Business Officer from April 2016 to September 2018, and Edgewise Therapeutics, Inc. where he was Chief Operating Officer from May 2017 until March 2018. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris holds a Ph.D. in Genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow, an M.S. in Biology from Stanford University and a Bachelor’s degree in Microbiology from Weber State University.

Dr. Smith has served as the Company’s Senior Vice President, Clinical Research and Development since September 2018. Dr. Smith joined the company in August 2017 as Vice President, Clinical Research and Development and was a founding member of the Company’s management team. Prior to joining the Company, Dr. Smith was the Executive Vice President of Gene Therapy at Bamboo Therapeutics, Inc., a wholly owned subsidiary of Pfizer, from June 2016 to August 2017. Prior to joining Bamboo, Dr. Smith held positions of increasing responsibility in the research and development department at United Therapeutics Corporation from 2005 to 2016, most recently as Vice President of Product Development from December 2014 to June 2016. She earned a B.S. in biochemistry and a Ph.D. in microbiology from the University of New Hampshire, and she received her postdoctoral training at Emory University.

In connection with their respective appointments, the Board increased Dr. Edris’ 2021 annual base salary to $470,900 with a target bonus percentage equal to 50% of his base salary for fiscal year 2021 and Dr. Smith’s 2021 annual base salary to $440,200, with a target bonus percentage of 40% of her base salary for fiscal year 2021. No other changes were made to Dr. Edris’ or Dr. Smith’s compensation in connection with their appointments as Chief Operating Officer and Chief Development Officer, respectively.

There are no family relationships between Drs. Edris or Smith, on the one hand, and any director or executive officer of the Company, on the other hand, and other than as described in this Item 5.02, Drs. Edris and Smith have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On December 15, 2020, the Company issued a press release announcing the appointments of Drs. Edris and Smith as Chief Operating Officer and Chief Development Officer, respectively. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by SpringWorks Therapeutics, Inc. on December 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	SpringWorks Therapeutics, Inc.

	By:	/s/Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer